Consent of Independent Certified Public Accountants


First Investors Cash Management Fund, Inc.
95 Wall Street
New York, New York  10005

     We consent to the use in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A (File No. 2-62347) of our report dated January 30, 1998 relating to the December 31, 1997 financial statements of First Investors Cash Management Fund, Inc., which are included in said Registration Statement.



                                                    /s/Tait Weller & Baker
                                                    ----------------------

                                                    TAIT, WELLER & BAKER


Philadelphia, Pennsylvania
April 20, 1998